STOCK PLEDGE AND ESCROW AGREEMENT

This Stock Pledge and Escrow Agreement (this "Agreement") is executed on July 5, 2007, is made by and between Secure System, Inc., a New Jersey corporation ("Pledgor"), Keith Kesheneff and Kathryn Kesheneff (collectively referred to as "the Secured Party") and Brown, Moskowitz & Kallen, P.C., solely in its capacity as the escrow agent (the "Escrow Agent").

RECITALS:

Whereas, Pledgor and the Secured Party entered into a certain Stock Purchase Agreement executed on July 5, 2007 and effective as of June 30, 2007 (the "Stock Purchase Agreement"), pursuant to which, upon the terms and conditions therein set forth, Pledgor has agreed to purchase 100% of the issued and outstanding common stock of Meadowlands Fire, Security & Electrical Supply Co., Inc., a New Jersey corporation ("MFS"), and Vanwell Electronics, Inc., a New Jersey corporation ("Vanwell") (collectively "the Meadowlands shares"); and

Whereas, under the terms of the Stock Purchase Agreement, Somerset International Group, Inc., which is the beneficial and record owner of all of the issued and outstanding capital stock of Pledgor ("Somerset"), has agreed to issue certain promissory notes to the Secured Party; and

Whereas, Pledgor is simultaneously herewith executing a corporate guaranty dated the date hereof (the "Corporate Guaranty") whereby Pledgor has unconditionally guaranteed payment of the promissory notes issued, and to be issued, by Somerset to the Secured Party; and

Whereas, Pledgor is required to provide security in respect of Pledgor's guarantee of the promissory notes issued, and to be issued, by Somerset to the Secured Party and the Secured Party requires that this Agreement be entered into by Pledgor as a condition of the purchase and sale of the Meadowlands shares.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Security Interest and Pledge

1.01    Security Interest and Pledge.

(a)
Vanwell has authorized capital stock consisting solely of 2,500 shares of common stock, no par value (the "Common Stock"), of which 190 shares of Common Stock are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Pledgor hereby pledges and grants to Secured Party a first priority security interest in ninety five (95) shares of Common Stock (the "Pledged Shares") representing 50% of the issued and outstanding shares of the capital stock Vanwell. The Pledged Shares are represented by Certificate No. 18 registered in the name of Pledgor (the "Certificate").

(b)
Simultaneously with the execution and delivery of this Agreement, Pledgor delivered to the Escrow Agent the Certificate together with an executed stock power duly endorsed in blank for the Pledged Shares. The Escrow Agent hereby acknowledges physical receipt and possession of the Certificate and the stock power duly endorsed in blank (the "Escrow Items").

1.02          Obligations. The Collateral shall secure the following obligations, indebtedness and liabilities (all such obligations, indebtedness and liabilities being hereinafter sometimes called the "Obligations"):

(a)	the payment of the indebtedness evidenced by the Convertible Note;

(b)	the payment of the indebtedness evidenced by the Net Current Asset Note;

(c)	the payment of the indebtedness evidenced by the EBIDTA Adjustment Note;

(d)	the performance of all obligations evidenced by the Corporate Guaranty;

(e)	the performance of all obligations evidenced by a certain Covenants Agreement date of even date herewith by and among inter alia Pledgor and the Secured Party;

(f)	all extensions, renewals, rearrangements and modifications of any of the foregoing.

1.03.  Collateral. As used herein, the term "Collateral" means the Escrow Items plus all certificates issued by Vanwell representing stock dividends, stock splits and any other additional issuance of stock respecting the Common Stock.

ARTICLE II
Representations and Warranties

Pledgor represents and warrants to Secured Party that:

2.01. Title. Pledgor owns or, with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral consisting of shares of capital stock has been duly and validly issued and is fully paid and nonassessable.

2.02. Organization and Authority. Neither the execution, delivery or performance by Pledgor of this Agreement nor compliance by Pledgor with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under any contractual obligation to which Pledgor is a party or by which it or any of its properties or assets are bound or to which it may be subject.

2.03. Percentage of Stock. Upon the date hereof, the Collateral constitutes not less than fifty (50.0%) percent of the issued and outstanding shares of Common Stock. Upon satisfaction of the Convertible Note and EBITDA Adjustment Note, the Collateral shall constitute not less than twenty-five (25.0%) of the issued and outstanding shares of Common Stock.

2.04. First Priority Perfected Security Interest. This Agreement creates in favor of Secured Party a first priority security interest in the Collateral currently in existence, which will be perfected upon delivery to the Escrow Agent of the Escrow Items.

ARTICLE III
Covenants

Pledgor covenants and agrees with Secured Party that, during the term of this Agreement:

3.01. Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of Secured Party hereunder, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities (other than any person or entity claiming by, through or under Secured Party or any obligee of the Obligations).

3.02. Sale of Collateral. Pledgor shall not reissue, sell, assign, or otherwise dispose of the Collateral or any part thereof.

3.03. Distributions. If Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights constituting Collateral, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party and to deliver the same (to the extent in form capable of delivery) promptly to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party, as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of Vanwell shall be paid over to Secured Party to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral while a Default or an Event of Default shall be continuing or any property shall be distributed while a Default or an Event of Default shall be continuing upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of Vanwell or pursuant to any reorganization of Vanwell, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

3.04. Further Assurances. Pledgor has delivered the Escrow Items to the Escrow Agent, subject to the terms hereof. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement to the extent provided by applicable law.

3.05. Inspection Rights. Upon reasonable notice from Secured Party, Pledgor shall permit Secured Party and its representatives to examine, inspect, and copy Pledgor's books and records concerning ownership of the Collateral at any reasonable time during normal business hours and as often as Secured Party may desire.

3.06. Notification. Pledgor shall promptly after either Person has knowledge hereof, notify Secured Party of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, and (ii) the occurrence or existence of any Default or Event of Default.

3.07. Books and Records. Pledgor shall mark its books and records and shall cause Vanwell to annotate its share transfer register to reflect the pledge and security interest made in favor of Secured Party under this Agreement.

3.08. Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of Vanwell or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any person or entity to purchase or otherwise acquire any such shares.

ARTICLE IV
Rights of Secured Party and Pledgor

4.01. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and/or its agent, with full power of substitution, as Pledgor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion during the continuance of an Event of Default and prior to the Collateral Termination Date, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and to the extent permitted by applicable laws, without notice to or the consent of Pledgor:

(a)
to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(b)
to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral demand, sue for, collect, or receive in the name of Pledgor or in its own name;

(c)
to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

 (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; and (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions constituting or resulting from its willful misconduct or gross negligence. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

4.02. Voting Rights. Unless and until written notice shall be given to Pledgor in accordance with Section 5.02(d) that Secured Party has exercised its rights under Section 5.02(d) to vote the Collateral (provided, however, if Secured Party is prevented from providing such notice as a result of Section 362 of the United States Bankruptcy Code or similar law Pledgor shall be entitled to exercise such rights so long as no Event of Default shall have occurred and be continuing), Pledgor shall be entitled to exercise any and all voting and other rights relating or pertaining to the Collateral or any part thereof (and the Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this sentence).

4.03. Dividends. Unless and until written notice shall be given to Pledgor in accordance with Section 5.02 that an Event of Default has occurred, Pledgor shall be entitled to receive and collect for its own use all cash dividends issued in respect of the Collateral.

4.04. Performance of Pledgor's Obligations. If an Event of Default has occurred and is continuing, or if Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the reasonable expenses of Secured Party including, without limitation, legal fees and related expenses, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

ARTICLE V
Default

5.01.    Events of Default. Each of the following shall be deemed an "Event of Default":

(a)
The failure of the Collateral pledged to Secured Party hereunder to constitute at least fifty (5 0%) percent of the issued and outstanding stock of Vanwell while any Indebtedness other than the Net Current Asset Note remains unpaid;

(b)
The failure of the Collateral pledged to Secured Party hereunder to constitute at least twenty-five (25%) percent of the issued and outstanding stock of Vanwell while only the Net Current Asset Note remains unpaid;

(c)	A default under the Corporate Guaranty shall have occurred;

(d)	Failure by Pledgor to perform any agreement contained herein and continuance of such non-compliance or failure for thirty (30) days after notice thereof to Pledgor from Secured Party;

(e)	Any representation, statement or warranty of Pledgor contained herein shall be untrue in any material respect as of the date made.

(f)	Failure by Pledgor and/or Somerset to honor fully and completely any of their respective Obligations on a timely basis.

5.02. Rights and Remedies. Prior to the Collateral Termination Date (as hereinafter defined), upon the occurrence of an Event of Default Secured Party shall have the following rights and remedies to the extent not prohibited by applicable laws:

(a)
In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of New Jersey. Without limiting the generality of the foregoing, Secured Party may (1) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (2) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery without assumption of any credit risk, and/or (3) bid and become a purchaser at any such sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party.

(b)
Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other reasonable expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, in each case during the continuance of an Event of Default, all of which expenses and fees shall constitute additional Obligations secured by this Agreement.

Secured Party may apply the Collateral against the Obligations then due and payable in such order and manner as provided in this Agreement. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

(c)
Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees (in each case as pledgee hereunder).

(d)
Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

(e)
Because of applicable securities laws, including without limitation, the Securities Act of 1933, as amended, the securities laws of New Jersey, and other applicable state securities laws, there may be legal restrictions or limitations affecting attempts of Secured Party to dispose of the Collateral in the enforcement of its rights and remedies hereunder. Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, to sell all or any part of the Collateral at private sale, subject to investment letters or in any other manner which will not require the Collateral or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other applicable securities law or regulation. Pledgor specifically agrees that under these circumstances, such a sale is a commercially reasonable method of disposition of the Collateral.

(f)
Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of such a sale or disposition of any of the Collateral. Pledgor acknowledges that Secured Party may, in its reasonable discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if the same were registered and sold in the open market. Pledgor agrees that such private sale shall constitute a commercially reasonable method of disposing of the Collateral in view of the time, expense, and potential liability to the parties of such transactions of registration of the Collateral in accordance with applicable securities laws.

Article VI
Escrow Agent

6.01. Designation of Escrow Agent. The parties hereby designate and appoint Brown, Moskowitz & Kallen, P.C., 75 Main Street, Suite 203, Millburn, New Jersey 07041 as Escrow Agent with the following limited duties:

(a)	To keep, hold and preserve the Collateral in its possession pending satisfaction of the Obligations;

(b)
On expiration of the fifteenth (15th) day after receipt of written notice from the Secured Party that an Event of Default has occurred, together with reasonable evidence that a copy of said notice was simultaneously or previously given to the Pledgor, the Escrow Agent shall deliver to the Secured Party all of the Collateral then held by the Escrow Agent unless, prior to the expiration of such fifteen (15) day period, the Pledgor shall notify the Escrow Agent in writing to withhold release of the Collateral. In such event, the Escrow Agent shall not release the Collateral until the controversy with respect thereto shall have been settled either by an agreement between the Secured Party and the Pledgor, or by a final judgment of a court of competent jurisdiction.

(c)
On expiration of the fifteenth (15th) day after receipt of written notice from Pledgor that the Collateral Expiration Date has occurred and that the payment Obligations under the Convertible Note, the EBITDA Adjustment Note and the Net Current Asset Note have been paid in full, together with reasonable evidence that a copy of said notice was simultaneously or previously given to the Secured Party, the Escrow Agent shall deliver to Pledgor such of the Collateral as may be in the possession of the Escrow Agent and as has not theretofore been sold or otherwise applied pursuant to this Agreement unless, prior to the expiration of such fifteen (15) day period, the Secured Party shall notify the Escrow Agent in writing to withhold release of the Collateral. In such event, the Escrow Agent shall not release the Collateral until the controversy with respect thereto shall have been settled either by an agreement between the Secured Party and the Pledgor, or by a final judgment of a court of competent jurisdiction.

6.02. Limited Liability of Escrow Agent. The Escrow Agent shall not be liable for any exercise of judgment in the performance of its duties hereunder, but only for its own actual fraud, willful misconduct, or gross negligence. The duties of the Escrow Agent shall be determined solely by the express provisions of this Agreement.

6.03. Disputes Involving the Collateral. In the event the Collateral becomes the subject matter of any litigation (including arbitration or any other type of proceeding which may affect the rights to and ownership of the Pledged Shares), the parties hereby authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, to deposit the Collateral with the clerk of the court in which the litigation is pending, or with the arbitrator(s) in the case of arbitration, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement. The parties also authorize the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Collateral with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder.

        6.04   Indemnification of Escrow Agent. Pledgor and the Secured Party agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature, which in good faith the Escrow Agent may incur or sustain in connection with or arising out of this Agreement, and the Escrow Agent is hereby given a lien upon all the rights, title, and interest of each of the undersigned in all Collateral deposited in this escrow to protect the Escrow Agent's rights and to indemnify and reimburse it as a result of taking action in good faith consistent with this Agreement.

        6.05  Resignation of Escrow Agent. The Escrow Agent may resign and may be discharged from its duties hereunder at any time by giving notice of such resignation to all parties specifying a date (not less than ten (10) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of Pledgor and the Secured Party, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If Pledgor and the Secured Party are unable to agree upon a successor escrow agent within ten (10) days after such notice, the Secured Party shall, and the Escrow Agent may instead appoint a reputable commercial bank located in New Jersey to be the successor Escrow Agent.

        6.06  Pledgor and the Secured Party acknowledge, understand and agree that the Secured Party has been and continues to be represented by Brown Moskowitz & Kallen, P.C., not in its capacity as Escrow Agent, with respect to the transactions contemplated in the Stock Purchase Agreement. Pledgor and the Secured Party have chosen the Escrow Agent to act as escrow agent in this Agreement notwithstanding the fact that the Escrow Agent has represented the Secured Party and that the parties hereto may in the future have substantially conflicting interests. Pledgor has had the opportunity to consult with counsel on this matter and has been advised that the Escrow Agent can and will continue to represent the Secured Party with respect to the transactions contemplated in the Stock Purchase Agreement and the matters, if any, arising out of or relating thereto. As partial consideration for the Escrow Agent to enter into this Agreement and with the knowledge that but for the following waiver and consent the Escrow Agent would not have entered into this Agreement, Pledgor and the Secured Party hereby irrevocably waive and consent to the Escrow Agent's continuing representation of the Secured Party.

ARTICLE VII
Miscellaneous

7.01. Defined Terms. The following terms as used in this Agreement shall have the meanings:

(a)	"Convertible Note" shall mean the Convertible Promissory Note in the principal amount of $250,000 issued to the Secured Party pursuant to paragraph 4(a)(ii) of the Stock Purchase Agreement;

(b)	"EBIDTA Adjustment Note" shall mean the promissory note, if any, issued to the Secured Party pursuant to paragraph 4(b)(iv) of the Stock Purchase Agreement;

(c)	"Net Current Asset Note" shall mean the promissory note, if any, issued to the Secured Party pursuant to paragraph 4(b)(iii) of the Stock Purchase Agreement;

(d)
"Collateral Termination Date" shall mean the first date on which the principal and interest, if any, due upon the Convertible Note, EBIDTA Adjustment Note, and Net Current Asset Note shall have been paid or otherwise satisfied in full.

7.02. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the fullest extent permitted by applicable laws, the rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

7.04. Amendment; Entire Agreement. This Agreement, together with any applicable pledge or other agreement required by applicable laws, embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

7.05. Notices. Any notice pursuant to this Agreement required to be given or made shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed as follows:

To the Pledgor:

Secure System, Inc.
c/o Somerset International Group
90 Washington Valley Road
Bedminster, NJ 07921
Attn: John X. Adiletta, Chief Executive Officer

with a copy to:

Picinich & McClure, Esqs.
139 Harristown Road, Suite 101
Glen Rock, New Jersey 07542
Attn: William R. McClure, Esq.

To the Secured Party:

Mr & Mrs. Keith Kesheneff
57 Yacht Club Drive
Lake Hopatcong, New Jersey 07849

  with a copy to:

Brown, Moskowitz & Kallen, P.C.
75 Main Street, Suite 203
Millburn, New Jersey 07041
Attn: Stuart M. Brown, Esq.

To the Escrow Agent:

Brown, Moskowitz & Kallen, P.C.
75 Main Street, Suite 203
Millburn, New Jersey 07041
Attn: Stuart M. Brown, Esq.

with a copy each to the Pledgor and to the Secured Party.

Any such notice, consent, or other communication shall be deemed given when delivered in person or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

7.06. Governing Law. This Agreement, and the rights and duties of the parties hereto, shall be construed in accordance with and governed by the internal laws of the State of New Jersey; provided, however that any enforcement of Secured Party's rights and remedies in any other jurisdiction shall, to the extent required by applicable laws, be governed by the laws of the jurisdiction of enforcement. Each party hereto hereby submits to the exclusive jurisdiction of the Superior Court of New Jersey for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

7.07. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

7.08. Survival of Representations. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.11. Construction. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

7.12. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

7.13. Termination. Except as otherwise provided in this Agreement, upon the Collateral Termination Date, the liens upon the Collateral created hereby shall terminate, and the Secured Party, at the request and expense of Pledgor, forthwith will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the liens created hereby and will authorize the Escrow Agent, in writing, to release and redeliver the Collateral to the Pledgor. Upon such release and redelivery, this Agreement shall terminate.

IN WITNESS WHEREOF, the parties have entered into this Stock Pledge and Escrow Agreement as of the date set forth on the first page.

Pledgor:

ATTEST:	Secure System, Inc.

By:_______________________________
Name: John X. Adiletta	Name: John X. Adiletta
Title: Secretary	Title: Chief Executive Officer

Secured Party:

Keith Kesheneff	Kathryn Kesheneff

Escrow Agent:

Brown, Moskowitz & Kallen, P.C.